Nuveen Churchill Direct Lending Corp. Quarter Ended September 30, 2023 7 November 2023

2Nuveen Churchill Direct Lending Corp. Disclaimer This presentation is for informational purposes only. It does not convey an offer of any type and is not intended to be, and should not be construed as, an offer to sell, or the solicitation of an offer to buy, any securities of Nuveen Churchill Direct Lending Corp. (the “Company,” “NCDLC,” “we,” “us” or “our”). Any such offering can be made only at the time a qualified offeree receives a confidential private placement memorandum and other operative documents which contain significant details with respect to risks and should be carefully read. In addition, the information in this presentation is qualified in its entirety by reference to all of the information in the Company’s confidential private placement memorandum and the Company’s public filings with the Securities and Exchange Commission (the “SEC”), including without limitation, the risk factors. Nothing in this presentation constitutes investment advice. The Company’s securities have not been registered under the Securities Act of 1933 or listed on any securities exchange. You or your clients may lose money by investing in the Company. The Company is not intended to be a complete investment program and, due to the uncertainty inherent in all investments, there can be no assurance that the Company will achieve its investment objectives. The information contained herein is not intended to provide, and should not be relied upon for, accounting, legal or tax advice or investment recommendations. Prospective investors should also seek advice from their own independent tax, accounting, financial, investment and legal advisors to properly assess the merits and risks associated with an investment in the Company in light of their own financial condition and other circumstances. These materials and the presentations of which they are a part, and the summaries contained herein, do not purport to be complete and no obligation to update or otherwise revise such information is being assumed. Nothing shall be relied upon as a promise or representation as to the future performance of the Company. Such information is qualified in its entirety by reference to the more detailed discussions contained elsewhere in the Company’s confidential private placement memorandum and public filings with the SEC. An investment in the Company is speculative and involves a high degree of risk. There can be no guarantee that the Company’s investment objective will be achieved. The Company may engage in other investment practices that may increase the risk of investment loss. An investor could lose all or substantially all of his, her or its investment. The Company may not provide periodic valuation information to investors, and there may be delays in distributing important tax information. The Company’s fees and expenses may be considered high and, as a result, such fees and expenses may offset the Company’s profits. For a summary of certain of these and other risks, please see the Company’s confidential private placement memorandum and public filings with the SEC. There is no guarantee that any of the estimates, targets or projections illustrated in these materials and any presentation of which they form a part will be achieved. Any references herein to any of the Company’s past or present investments or its past or present performance, have been provided for illustrative purposes only. It should not be assumed that these investments were or will be profitable or that any future investments by the Company will be profitable or will equal the performance of these investments. Diversification of an investor’s portfolio does not assure a profit or protect against loss in a declining market. Opinions expressed reflect the current opinions of Churchill as of the date appearing in the materials only and are based on Churchill’s opinions of the current market environment, which is subject to change. Certain information contained in the materials discusses general market activity, industry or sector trends, or other broad-based economic, market or political conditions and should not be construed as research or investment advice. There can be no assurances that any of the trends described herein will continue or will not reverse. Past events and trends do not imply, predict or guarantee, and are not necessarily indicative of, future events or results. This presentation contains forward-looking statements that involve substantial risks and uncertainties. Such statements involve known and unknown risks, uncertainties and other factors and undue reliance should not be placed thereon. These forward-looking statements are not historical facts, but rather are based on current expectations, estimates and projections about the Company, our current and prospective portfolio investments, our industry, our beliefs and opinions, and our assumptions. Words such as “anticipates,” “expects,” “intends,” “plans,” “will,” “may,” “continue,” “believes,” “seeks,” “estimates,” “would,” “could,” “should,” “targets,” “projects,” “outlook,” “potential,” “predicts” and variations of these words and similar expressions are intended to identify forward- looking statements. These statements are not guarantees of future performance and are subject to risks, uncertainties and other factors that are outlined in the Company’s confidential private placement memorandum and public filings with the SEC, some of which are beyond our control and difficult to predict and could cause actual results to differ materially from those expressed or forecasted in the forward-looking statements, including, without limitation: changes in the markets in which the Company invests and changes in financial and lending markets generally; an economic downturn and its impact on the ability of the Company's portfolio companies to operate and the investment opportunities available to the Company; interest rate volatility; the impact of supply chain constraints; labor shortages; and the elevated levels of inflation. The Company is providing the information as of this date (unless otherwise specified) and assumes no obligations to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. All capitalized terms in the presentation have the same definitions as the Company’s 10-Q for the quarter ended September 30, 2023.

3Nuveen Churchill Direct Lending Corp. • Sponsored middle market deal flow has continued to increase quarter-over-quarter with Q3 2023 sponsored middle market direct lending volume 12% higher than Q2 20231 ◦ Lenders and sponsors are on the lookout for new deals and scarcity of capital is leading to great investment opportunities for scaled managers with valuable dry powder • Of sponsored middle market volume in Q3 2023, the share for direct lenders was 3.4x that of syndicated volume1 and scaled direct lenders continue to take share from the public credit market ◦ Given the broadly syndicated loan market remains largely closed, more upper middle market companies continue to finance in the private markets • Leading managers with scale and differentiated relationships can offer private equity sponsors speed, certainty, flexibility, confidentiality, and large hold sizes • Attractive deal volumes, improved terms and pricing for direct lenders, conservative capital structures, and a more restrictive environment for bank financing and public markets have made private debt even more of an attractive asset class • Closed and/or committed to over $4 billion in 110 transactions across our platform for the third quarter • Ranked #1 U.S. direct lender for Q3 2023 in KBRA Analytics Direct Lending Deal’s latest league tables2, a testament to our scale and deep private equity relationships • During the LTM ended Q3 2023, our all-in senior loan yields remained over 11%3, while net senior and total leverage remained stable at a conservative 4.1x and 4.5x, respectively ◦ Our all-in yield per unit of leverage remained at an all-time high of nearly 3%4 year-to-date 2023 • We continue to believe our private debt solutions when compared to the public markets are well positioned in the current environment due to their steady current income, floating rate and lower volatility Overview Market Update Churchill Platform Update

4Nuveen Churchill Direct Lending Corp. Investment Activity Performance Liquidity 3Q23 Highlights $217M Investment Volume5 12.2% Average Investment Yield9 23 Investments $9.4M Avg. Investment Size Well-positioned with ample liquidity to support portfolio growth • Liquidity: $457M7 ◦ Uncalled shareholder commitments: $242M ◦ Financing Facilities’ availability: $215M8 • Began utilizing our $185M corporate revolver, priced at S+2.25% Pipeline picked up significantly after a solid Q2 • Closed $217M in new investment activity • Portfolio is highly diversified by company, sponsor, and industry Steady trend in dividend paid to shareholders • $0.55 total dividend per share (12.2%6 total annualized dividend yield) ◦ $0.50 regular dividend per share (11.0%6 regular annualized dividend yield) ◦ $0.05 supplemental dividend per share • NAV per share (as of 09/30/2023): $17.96

5Nuveen Churchill Direct Lending Corp. V ol u m e ($ M il li on s) Sp read / C ou p on (% ) Investment Activity (QoQ) $110M $91M $110M $217M 6.2% 6.5% 6.1% 6.1% 13.4% 12.7% 13.5% 13.8% 10.8% 11.4% 11.0% 11.5% Volume ($ Millions) Spread (%) Coupon (%) Interest rate on floating rate investments (%) 12/31/22 03/31/23 06/30/23 09/30/23 $0M $100M $200M $300M $400M $500M $600M $700M —% 2.0% 4.0% 6.0% 8.0% 10.0% 12.0% 14.0% • Closed 14 new portfolio investments and 9 add-ons totaling $217M5 • 6.1%10 average spread of new floating rate investments • 13.8%11 average coupon of new fixed rate investments 3Q23 Investment activity 15 Investments 18 Investments 12 PLEASE DO NOT TOUCH THE FORMATTING (MOVE AROUND BOXES, CHANGE CHARTS ETC.) THANK YOU!!! 23 Investments 17 Investments

6Nuveen Churchill Direct Lending Corp. Services: Business Healthcare & Pharmaceuticals High Tech Industries Beverage, Food & Tobacco Services: Consumer Capital Equipment Automotive Banking, Finance, Insurance, Real Estate Consumer Goods: Non-durable Construction & Building Others (14) First Lien Term Loan (including DDTLs) Subordinated Debt Equity Portfolio overview Average Asset Yield14 11.9% Average Position Size15 Key Portfolio Statistics 20.6% 10.9% 8.6% 7.0% 5.8% 5.2% 5.0% 4.9% 3.7% 3.6% 24.8% 86.3% 11.8% 1.9% 1786% First Lien Portfolio composition by investment type16 Portfolio diversification by Moody’s Industry Investment Portfolio at Fair Value13 $1.5B Portfolio Companies 174 PLEASE DO NOT TOUCH THE FORMATTING (MOVE AROUND BOXES, CHANGE CHARTS ETC.) THANK YOU!!! <1%

7Nuveen Churchill Direct Lending Corp. Capital summary Equity (73% called) $906M committed $664M called $242M uncalled Debt (79% drawn) $1.10B committed18 $867M drawn $215M available8 Overall (76% drawn) $457M liquidity7 + $2.01B committed $1.53B drawn = • $457M7 of liquidity through uncalled shareholder commitments and Financing Facilities • Asset Coverage Ratio of 174% (debt-to-equity ratio of 1.36x) + = + = PLEASE DO NOT TOUCH THE FORMATTING (MOVE AROUND BOXES, CHANGE CHARTS ETC.) THANK YOU!!!

8Nuveen Churchill Direct Lending Corp. • The Company has a diversified funding profile including: two Asset Based Financing Facilities, one Collateralized Loan Obligation, and one Corporate Revolver • The SMBC Subscription Facility matured on September 8, 2023, all outstanding debt and accrued interest have been fully repaid Financing overview Three Months Ended A ve ra ge I n te re st R at e (% ) A verage D aily B orrow in g ($ M s) Financing Activities (QoQ) $713 $738 $774 $819 6.0% 6.8% 7.2% 7.5% Average Daily Borrowing ($Ms) Average Interest Rate 12/31/22 03/31/23 06/30/23 09/30/23 —% 1.0% 2.0% 3.0% 4.0% 5.0% 6.0% 7.0% 8.0% $250 $500 $750 $1,000 $1,250 22 Financing Facilities Amount ($Ms) Drawn ($Ms) Pricing Maturity Churchill NCDLC CLO-I $342.0 $342.0 S + 2.01%19 (no SOFR floor) April 20, 2034 Corporate Revolver20 $185.0 $52.5 S + 2.25% (no SOFR floor) June 23, 2028 Wells Fargo Financing Facility $275.0 $185.7 S + 2.20% (no SOFR floor) March 31, 2027 SMBC Financing Facility $300.0 $286.3 S + 2.15% (no SOFR floor) November 24, 2025 Total $1,102.0 $866.5 S+2.14%21

9Nuveen Churchill Direct Lending Corp. Net Asset Value $17.93 $0.62 -$0.55 -$0.05 $0.01 $17.96 NAV (6/30/23) Net investment income Shareholder distributions from income Net realized and unrealized gain (loss) Other NAV (9/30/23) 23 25 PLEASE DO NOT TOUCH THE FORMATTING (MOVE AROUND BOXES, CHANGE CHARTS ETC.) THANK YOU!!! 24 • $0.03 quarter-over-quarter increase in NAV per share 23

10Nuveen Churchill Direct Lending Corp. Internal risk rating Portfolio risk ratings ($ thousands) September 30, 2023 June 30, 2023 March 31, 2023 December 31, 2022 Fair Value % of Portfolio Fair Value % of Portfolio Fair Value % of Portfolio Fair Value % of Portfolio 1 — — — — — — — — 2 — — — — — — — — 3 64,424 4.4 91,714 6.8 85,991 6.8 42,921 3.6 4 1,228,370 82.9 1,099,477 81.4 1,038,265 82.6 1,028,738 85.7 5 135,410 9.1 103,146 7.6 85,862 6.8 71,433 6.0 6 30,351 2.1 31,201 2.3 23,795 1.9 48,386 4.0 7 14,268 1.0 20,566 1.5 14,971 1.2 — — 8 6,445 0.4 — — — — — — 9 — — — — — — 8,898 0.7 10 1,744 0.1 4,653 0.3 8,374 0.7 — — Total 1,481,012 100.0 1,350,757 100.0 1,257,258 100.0 1,200,376 100.0 Rating Definition Rating Definition 1 Performing – Superior 6 Watch List – Low Maintenance 2 Performing – High 7 Watch List – Medium Maintenance 3 Performing – Low Risk 8 Watch List – High Maintenance 4 Performing – Stable Risk (Initial Rating Assigned at Origination) 9 Watch List – Possible Loss 5 Performing – Management Notice 10 Watch List – Probable Loss • Weighted average rating remains stable quarter over quarter at 4.2 • One investment on non-accrual (0.1% and 0.2% of total investments at fair value and amortized cost26, respectively)

11Nuveen Churchill Direct Lending Corp. Dividend history As of Record Date $0.50 $0.50 $0.50 $0.50 $0.05 $0.05 $0.05 $0.21 10.8% 11.3% 11.2% 11.0% 12.4% 12.3% 12.2% Regular Dividend per Share ($) Supp. Dividend per share ($) Special Dividend per share ($) Regular Annualized Dividend Yield (%) Total Annualized Dividend Yield (w. Supp.) (%) 12/29/22 03/30/23 06/28/23 09/28/23 $0.20 $0.40 $0.60 $0.80 $1.00 $1.20 —% 2.5% 5.0% 7.5% 10.0% 12.5% 15.0% • Dividends have remained stable as portfolio has reached scale and interest rates remain elevated • The Company declared a total dividend of $0.55 per share (12.2%6 total annualized dividend yield) for the quarter ended on September 30, 2023 PLEASE DO NOT TOUCH THE FORMATTING (MOVE AROUND BOXES, CHANGE CHARTS ETC.) THANK YOU!!! 6 6

12Nuveen Churchill Direct Lending Corp. Dividend distribution activity Date Declared Record Date Payment Date Dividend per Share September 28, 2023 September 28, 2023 October 12, 2023 $0.50 September 28, 2023 September 28, 2023 October 12, 2023 $0.05 June 28, 2023 June 28, 2023 July 12, 2023 $0.50 June 28, 2023 June 28, 2023 July 12, 2023 $0.05 March 30, 2023 March 30, 2023 April 12, 2023 $0.50 March 30, 2023 March 30, 2023 April 12, 2023 $0.26 December 29, 2022 December 29, 2022 January 17, 2023 $0.50 September 28, 2022 September 28, 2022 October 11, 2022 $0.47 June 30, 2022 June 30, 2022 July 12, 2022 $0.43 March 30, 2022 March 31, 2022 April 12, 2022 $0.41 December 29, 2021 December 29, 2021 January 18, 2022 $0.40 September 29, 2021 September 29, 2021 October 11, 2021 $0.38 June 29, 2021 June 29, 2021 July 12, 2021 $0.31 March 29, 2021 March 29, 2021 April 19, 2021 $0.30 December 29, 2020 December 29, 2020 January 18, 2021 $0.28 November 4, 2020 November 4, 2020 November 11, 2020 $0.23 August 4, 2020 August 4, 2020 August 11, 2020 $0.28 April 16, 2020 April 16, 2020 April 21, 2020 $0.17 27 27 27

Share issuance activity

- As of September 30, 2023, the Company had 35,585,951 shares outstanding

Issuance Date	Share Issuance	Aggregate Offering Price	Issuance Price per Share
July 17, 2023	4,357,515	$78,564,514	$18.03
April 20, 2023	2,205,038	$40,000,000	$18.14
December 21, 2022	3,193,195	$60,000,000	$18.79
August 1, 2022	2,652,775	$50,081,849	$18.88
April 25, 2022	1,800,426	$34,963,980	$19.42
January 21, 2022	1,541,568	$30,000,000	$19.46
December 9, 2021	1,491,676	$29,207,475	$19.58
November 1, 2021	1,546,427	$30,000,000	$19.40
August 23, 2021	2,593,357	$50,000,000	$19.28
July 26, 2021	1,564,928	$30,000,000	$19.17
June 22, 2021	1,034,668	$20,000,000	$19.33
April 23, 2021	1,845,984	$35,000,000	$18.96
March 11, 2021	785,751	$15,000,000	$19.09
November 6, 2020	1,870,660	$35,000,000	$18.71
October 16, 2020	1,057,641	$20,000,000	$18.91
August 6, 2020	1,105,425	$20,000,000	$18.09
May 7, 2020	1,069,522	$20,000,000	$18.70
December 31, 2019	3,310,540	$66,210,800	$20.00
December 19, 2019	50	$1,000	$20.00

On October 20, 2023, the Company delivered a drawdown notice to its shareholders relating to the issuance of 5,497,609 shares of the Company's common stock for an aggregate offering price of approximately $100 million. The shares were issued on November 3, 2023.

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Nuveen Churchill Direct Lending Corp. 13

14Nuveen Churchill Direct Lending Corp. Company website churchillam.com/NCDL Investor Relations NCDL-IR@churchillam.com Contact us

15Nuveen Churchill Direct Lending Corp. Note: All information is as of September 30, 2023, unless otherwise noted. Numbers may not sum due to rounding. 1. Source: Refinitiv LPC’s 3Q23 Sponsored Middle Market Private Deals Analysis (July 2023). 2. Source: Direct Lending Deals’ Lender Mandates as of September 30, 2023. Eligible transactions are U.S. non-syndicated loans to private equity-backed companies. The league table comprises top 60 lenders. 3. Utilizes the greater of 3-Month base rate, or base rate floor, if applicable for each respective transaction (3-Month SOFR as of September 30, 2023 was 5.40%; 3-Month LIBOR as of September 30, 2023 was 5.66%). 4. Churchill’s all-in yield (“AIY”) per unit of leverage was calculated on an investment-by-investment basis of AIY (spread + floor on base rate at the time of origination + OID/3) over first lien net leverage, the leverage applicable to each loan. These AIYs/unit of leverage were then weighted by their committed capital on an annual basis. For 2023 data, AIY was calculated using 3-Month SOFR as of September 30, 2023 of 5.40% rather than the rate at the time of origination. This analysis does not incorporate credit spread adjustments, which can account for an additional 15 basis points on average. Portfolio yield is only one component of expected performance and is not and should not be viewed as a statement of the future performance of the strategy. Metrics provided reflect the overall Churchill senior loan platform and do not reflect the Company’s standalone portfolio. 5. Reflects the par amount of total new investment activity for the three months ended September 30, 2023. Investment Activity does not include draws on existing Delayed Draw Term Loans and partial paydowns. 6. Regular Annualized Dividend yield is the Annualized Regular Dividend per share divided by the NAV per share as of quarter end. Total Annualized Dividend yield of 12.4% for the quarter ended March 31, 2023 includes the Regular Dividend of $0.50 per share and the Supplemental Dividend of $0.05 per share divided by the NAV per share as of March 31, 2023 but excludes the Special Dividend of $0.21 per share. Total Annualized Dividend yield of 12.3% for the quarter ended June 30, 2023 includes the Regular Dividend of $0.50 per share and the Supplemental Dividend of $0.05 per share divided by the NAV per share as of June 30, 2023. Total Annualized Dividend yield of 12.1% for the quarter ended September 30, 2023 includes the Regular Dividend of $0.50 per share and the Supplemental Dividend of $0.05 per share divided by the NAV per share as of September 30, 2023. 7. Represents the sum of uncalled shareholder commitments of $242M and Financing Facilities availability of $215M. 8. Available for borrowing based on the computation of collateral to support the borrowings and subject to compliance with applicable covenants and financial ratios. 9. Represents the unlevered weighted average spread plus the greater of 3-Month base rate, or base rate floor, adjusted for credit spread, if applicable, plus amortization of OID over 3-year assumed loan life. 3-Month SOFR as of September 30, 2023 was 5.40%. 10. Average Spread is calculated based off of par amount. 11. Average Coupon is calculated based off of par amount. Average coupon includes 67% cash coupon and 28% PIK. Endnotes

16Nuveen Churchill Direct Lending Corp. Note: All information is as of September 30, 2023, unless otherwise noted. Numbers may not sum due to rounding. 12. Interest rate utilizes the floating rate investment spread plus the greater of 3-Month base rate, or base rate floor, if applicable for each respective transaction (SOFR as of September 30, 2022 was 3.59%, LIBOR as of September 30, 2022 was 3.75%; SOFR as of December 31, 2022 was 4.59%, LIBOR as of December 31, 2022 was 4.77%; SOFR as of March 31, 2023 was 4.91%, LIBOR as of March 31, 2023 was 5.19%; SOFR as of June 30, 2023 was 5.27%, LIBOR as of June 30, 2023 was 5.55%; SOFR as of September 30, 2023 was 5.40%. NCDLC has two investments that entered into forward LIBOR contracts with expiration dates subsequent to the LIBOR cessation date of June 30, 2023. Both investments will convert to SOFR contracts upon expiration of their current contracts, on or before December 31, 2023. As of September 30, 2023, substantially all of our loans that referenced LIBOR have been amended to reference the forward-looking term rate published by CME Group Benchmark Administration Limited based on Term SOFR.. 13. Represents total investment portfolio at Fair Value. Total par value of debt investment commitments is $1,685M which includes approximately $182M of unfunded delayed draw term loan commitments. 14. Weighted average yield on debt and income producing investments, at fair value. The weighted average yield of the Company’s debt and income producing securities is not the same as a return on investment for our shareholders but, rather, relates to our investment portfolio and is calculated before the payment of all of our and our subsidiaries’ fees and expenses. The weighted average yield was computed using the effective interest rates as of each respective date, including accretion of original issue discount, but excluding investments on non-accrual status, if any. 15. Average Position Size (at fair value) is calculated as a percentage of Total Portfolio (at fair value) divided by Committed Capital. Committed Capital includes Equity Commitment of $906M as of September 30, 2023 and $1,102M from Financing Facilities. 16. Investment Type reflects classification at issuance. 17. 36% of first lien term loans are unitranche positions. 18. Represents current Financing Facilities amount. 19. Interest rates represent the weighted average spread over 3-month SOFR for the various floating rate tranches of issued notes within the CLO. The weighted average interest rate for the CLO excludes tranches with a fixed interest rate. 20. The Corporate Revolver is defined as the Revolving Credit Facility in the Company's September 30, 2023 10Q. 21. Weighted average facility pricing spread weighted based on total commitment amount. SOFR base rate tenors may differ between credit facilities. 22. Average Interest Rate includes borrowing interest expense and unused fees. 23. The per share data was derived by using the weighted average shares outstanding for the three months ended September 30, 2023. 24. The per share data for distributions reflects the actual amount of distributions declared for the three months ended September 30, 2023. Endnotes

17Nuveen Churchill Direct Lending Corp. Endnotes Note: All information is as of September 30, 2023, unless otherwise noted. Numbers may not sum due to rounding. 25. Includes the impact of different share amounts used in calculating per share data as a result of calculating certain per share data based on weighted average shares outstanding during the period and certain per share data based on shares outstanding as of a period end or transaction date. 26. Percentage of investment on non-accrual status based on cost represents the cost of the portfolio as of September 30, 2023, and includes amortized cost of debt investments plus the cost of equity securities held. 27. Represents a special/supplemental dividend.